UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2006

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Burlington Northern Santa Fe Corporation (“BNSF”) entered into an underwriting agreement (the “Agreement”) dated as of August 14, 2006, with Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Barclays Capital Inc., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which BNSF agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $300 million in aggregate principal amount of 6.20% debentures due on August 15, 2036 as described in the prospectus supplement dated August 14, 2006 filed pursuant to BNSF’s shelf registration statement on Form S-3, Registration No. 333-130214 (the “Registration Statement”).

The debentures will be issued under the Indenture dated as of December 1, 1995, between BNSF and J. P. Morgan Trust Company, National Association, as successor in interest to The First National Bank of Chicago, as trustee, which is incorporated by reference into the Registration Statement and an officers’ certificate establishing the terms and providing for the issuance of the debentures. The Underwriters will deliver the debentures against payment on August 17, 2006.

A copy of the underwriting agreement and other documents relating to this transaction are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibits Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: August 16, 2006	By:	/s/ Jeffrey R. Moreland
Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 14, 2006, among Burlington Northern Santa Fe Corporation and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP as to the validity of the securities being offered.

23	Consent of Mayer, Brown, Rowe & Maw LLP (contained in Exhibit 5.1 hereto).